PROSPECTUS and                  PRICING SUPPLEMENT NO. 22
PROSPECTUS SUPPLEMENT, each     effective at 3:00 PM ET
Dated October 19, 2000          Dated 1 June 2001
CUSIP: 24422ENG0                Commission File No.: 333-39012
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,250,000,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              6 June 2001

Maturity Date:                    7 June 2004

Principal Amount:                 $25,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 30 Basis Point

Initial Interest
Determination Date:               4 June 2001

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 7th
                                  Mar, Jun, Sep, and Dec
                                  (or next business day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 7th
                                  Mar, Jun, Sep, and Dec
                                  (or next business day)

Redemption Provisions:            None

                                  J.P. Morgan Securities Inc.,
                                  as Agent, has offered the
                                  Senior Notes for sale at a
                                  price of 100% of the aggregate
                                  principal amount of the Senior
                                  Notes.

J.P. Morgan Securities Inc.